UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2008

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices)

(952) 745-2760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2008, an independent sub-committee of the Compensation Committee of the Board of Directors (the “Committee”) approved the Amended and Restated TCF Financial Incentive Stock Program (the “Incentive Stock Program”), a plan which was approved by the Company’s stockholders in April 2004.  The Incentive Stock Program is attached hereto as Exhibit 10(b) and incorporated herein by reference. These amendments were administrative in nature and intended to clarify certain provisions, including (1) adjustments in the size of share awards made to individual participants during a given calendar year and the aggregate number of shares reserved for issuance under the plan, in each case, to reflect the effect of the Company’s 2004 stock split; (2) clarification of the Committee’s ability to establish vesting and termination provisions within the applicable award agreement that may differ from those contemplated under the plan; and (3) identify the date on which a determination of fair market value of the Company’s common stock is made if on the applicable date no prices are reported on the New York Stock Exchange.  None of the amendments result in an increase in the number of authorized shares under the plan or otherwise expand rights in a manner requiring stockholder approval.

On January 21, 2008, the Committee approved awards of restricted stock (the “Year 2008 Executive Stock Awards”) to the following named executives:  Timothy P. Bailey, TCF National Bank, President and CEO – 48,000 shares and Gregory J. Pulles, Vice Chairman, Secretary and General Counsel – 26,000 shares.   The form of the Year 2008 Executive Stock Award Agreement is attached hereto as Exhibit 10(b)-9 and incorporated herein by reference.  These awards are performance-based within the meaning of Internal Revenue Code section 162(m) and were made under the Incentive Stock Program.  Vesting of the Year 2008 Executive Stock Award is contingent upon TCF Financial Corporation (the “Company”) achieving a return on average equity (ROE) of 15% or greater based on the three year average for fiscal years 2008, 2009 and 2010, and, if achieved, 50% of the stock award will vest on January 31, 2011.  Vesting of the remaining 50% of the stock award is contingent upon the Company achieving an ROE of 15% or greater on the three year average for fiscal years 2009, 2010 and 2011, and, if achieved, the remaining 50% of the stock award will vest on January 31, 2012, in each case subject to the executive’s continued employment on the vesting date.  In the event the executive terminates employment as a result of retirement (as determined by the Compensation Committee), death or disability, prior to vesting, a prorated portion of the stock award will vest on the applicable vesting date, subject to the attainment of the established ROE goals.  In addition, the award agreements provide that there will be no accelerated vesting of such stock awards in the event a change in control of the Company occurs prior to January 1, 2009 and, upon such an occurrence, the award agreements and all rights thereunder will automatically terminate.

On January 21, 2008, the Committee also approved stock option grants to the following named executives:  Lynn A. Nagorske, Chief Executive Officer – 394,000 shares; Neil W. Brown,  President and Chief Operating Officer – 282,000 shares, Gregory J. Pulles – 158,000 shares; Timothy P. Bailey – 68,000 shares; Thomas F. Jasper, Chief Financial Officer – 141,000 shares; and Craig Dahl, Executive Vice President – 225,000 shares.  The form of the 2008 Nonqualified Stock Option Agreement (the “2008 NQO Agreement”) is attached hereto as Exhibit 10(b)-10 and incorporated herein by reference.  These awards were made under the Incentive Stock Program.  Fifty percent of the option shares will become exercisable on January 1, 2011 and the remaining fifty percent of the option shares will become exercisable on January 1, 2012, in each case subject to the executive’s continued employment on the vesting date.  In the event the executive terminates employment as a result of retirement (as determined by the Committee), death or disability, prior to the option becoming exercisable, a prorated portion of the option shares will become exercisable on the applicable vesting dates.  In addition, the award agreements provide that there will be no accelerated vesting of such option shares in the event a change in control of the Company occurs prior to January 1, 2009 and, upon such an occurrence, the award agreements and all rights thereunder will automatically terminate.

The TCF Financial Corporation 2008 Management Incentive Plan — Executive (“Executive MIP”) and — Leasing Executive (“Leasing MIP”) were approved by the Committee on January 21, 2008.  Bonuses (if any) paid under the Executive MIP and the Leasing MIP are intended to be performance-based within the meaning of Internal Revenue Code Section 162(m).  A copy of the form of Executive MIP agreement approved by the Committee is attached hereto as Exhibit 10(o) and incorporated herein by reference.  The Executive MIP was approved for execution with the following named executives:  Messrs. Nagorske, Brown, Pulles, Jasper and Bailey.   A copy of the Leasing Executive MIP agreement approved by the Committee is attached hereto as Exhibit 10(o)-1 and incorporated herein by reference.  The Leasing Executive MIP was approved for execution with Mr. Dahl.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits.

Exhibit No.	Description

10(b)#	Amended and Restated TCF Financial Incentive Stock Program.
10(b)-9*#	Form of the 2008 Restricted Stock Agreement as executed by certain executives effective January 21, 2008.
10(b)-10*#	Form of the 2008 Nonqualified Stock Option Agreement as executed by certain executives effective January 21, 2008.
10(o)*#	Form of 2008 Management Incentive Plan – Executive Agreement.
10(o)-1*#	2008 Management Incentive Plan – Leasing Executive Agreement.

*Executive Contract

#Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Lynn A. Nagorske
Lynn A. Nagorske,
Chief Executive Officer and Director

/s/ Thomas F. Jasper
Thomas F. Jasper, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Assistant Treasurer (Principal Accounting Officer)

Dated:  January 25, 2008